Exhibit 4.4

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of __________, 2013, by and among Evolucia Inc., a Nevada corporation (“Parent”), Evolucia Lighting Inc. (the “Subsidiary”)(hereinafter the Parent and the Subsidiary shall collectively be referred to as the “Company”) and the secured parties signatory hereto and their respective endorsees, transferees and assigns  (collectively, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, pursuant to a Securities Purchase Agreement, dated the date hereof, between Parent and the Secured Party (the “Purchase Agreement”), Parent has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from Parent certain of Parent’s 14% Callable Promissory Notes, due three years from the date of issue (the “Notes”), which are convertible into shares of Company’s Common Stock, par value $.001 per share (the “Common Stock”); and

WHEREAS, the Subsidiary constitutes all of the subsidiaries of the Parent and it is in the best interest of the Subsidiary as subsidiaries of the Parent and the indirect beneficiaries of the Purchase Agreement and Notes, that the Secured Party enter into the Purchase Agreement and purchase the Notes to the Company; and

WHEREAS, in order to induce the Secured Party to purchase the Notes, Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a security interest in certain property of Company to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Notes; and

WHEREAS, in light of the foregoing, the Company expects to derive substantial benefit from the Purchase Agreement and sale of the Notes and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence unless otherwise secured, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i) All Goods of the Company, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto (collectively, the “Equipment”); and

(ii) All Inventory of the Company; and

(iii) All of the Company’s contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the “General Intangibles”); and

(iv) All Receivables of the Company including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

(v) All of the Company’s documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above.

(b) “Company” shall mean, collectively, Company and all of the subsidiaries of Company, a list of which is contained in Schedule A, attached hereto.

(c) “Obligations” means all of the Company’s obligations under this Agreement and the Notes, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(d) “UCC” means the Uniform Commercial Code, as currently in effect in the State of Florida.

2. Grant of Security Interest.  As an inducement for the Secured Party to purchase the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing lien upon all of the Company’s right, title and interest of whatsoever kind and nature in and to the Collateral subject to all existing liens as of the date hereof, regardless of whether such liens are covered by an existing UCC-1 Financing Statement, and liens created in the future resulting from asset based financing including, but not limited to, financing secured by account receivables, purchaser orders or inventory (the “Security Interest”).

3. Representations, Warranties, Covenants and Agreements of the Company.  The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a) The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company.

(b) The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto;

(c) No part of the Collateral has been judged invalid or unenforceable.  No written claim has been received that any Collateral or the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(d) The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto or such other location in which the Company relocates.

(e) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a  security interest in such Collateral.  Except for the filing of financing statements on Form-1 under the UCC with the jurisdictions indicated on Schedule B, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(f) Following the execution of this Agreement, the Company will deliver to the Secured Party one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing with  the jurisdictions indicated on Schedule B, attached hereto and in such other jurisdictions as may be requested by the Secured Party.

(g) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound.  No consent (including, without limitation, from stock holders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

(h) The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate.

4. Defaults.  The following event shall be “Events of Default”: The occurrence of an Event of Default (as defined in the Notes) under the Notes, which shall continue for a period of ninety (90) days.

5. Duty To Hold In Trust.  Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

6. Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full and all other Obligations have been paid or discharged.  Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

7. Notices.  All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to the Company, to:	Evolucia Inc.
6151 Lake Osprey Drive, Third Floor Sarasota, Florida 32420

Attention: Charles Rockwood, CFO
Telephone: (941) 751-6800
Facsimile: (941) 751-3583

With a copy to:	Fleming, PLLC Attn: Stephen Fleming
49 Front Street, Suite 206 Rockville Centre, NY 11570
Telephone: (516) 833-5034
Facsimile: (516) 977-1029

If to the Secured Party, then the address set forth in the Purchase Agreement.

8. Miscellaneous.

(a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.  Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) This Agreement shall be construed in accordance with the laws of the State of Florida, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of Florida in which case such law shall govern.  Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any Florida State or United States Federal court sitting in Sarasota county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Florida State or Federal court.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto further waive any objection to venue in the State of Florida and any objection to an action or proceeding in the State of Florida on the basis of forum non conveniens.

(i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION.  THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this to be duly executed on the day and year first above written.

COMPANY

EVOLUCIA INC.

By:	/s/
Charles Rockwood
Chief Financial Officer

EVOLUCIA LIGHTING INC.

By:	/s/
Charles Rockwood
Chief Financial Officer

SECURED PARTY:

Schedule A

Sarasota, Florida

Schedule B

Secretary of State of the State of Florida